10f-3 Exhibit
Compliance Detail

Issuer Name + CUSIP
Citigroup 3.400% Notes due 2026  - 172967KNO
Trade Date
April 26, 2016
List of Underwriters
Sole Manager:
Citigroup Global Markets Inc

Senior Co-Managers:
ABN AMRO
Barlcays Capital
Commerz Markets
Credit Suisse Securities USA, LLC
RBC Capital Markets
Santander Investment Securities Inc.
Scotia Capital USA INC
SMBC Nikko Securities America Inc,
UBS Securities LLC

Co-Managers:
Danske Markets
DZ Financial Markets LLC
Great Pacific Securities
HSBC Securities
Lebenthal & Co LLC
Loop Capital Markets LLC
MFR Securities Inc
Mitsubishi UJF Securities USA Inc
Mizuho Securities USA Inc
Natixis Securities North America Inc
Nomura Securities International
RBS Securities
Regions Securities LLC
Samuel A. Ramirez & Co. Inc
Standard Chartered Bank (US)
SunTrust Robinson Humphrey Inc
TD Securities USA LLC
Was the security:  33 Act Registration, Eligible
Municipal Security, Eligible Government
Offering, Foreign Offering, or Eligible 144A
Offering
Yes - 33 Act Registration
Was security offered under a firm commitment underwriting (Must be 'YES')
Yes
Is an affiliated b/d a Sr. Manager or Co-
Manager?
Yes
If yes, did the affiliate benefit directly or indirectly (Must be NO)
No
Name of Affiliate:
Natixis Securities North America Inc

Underwriter (s) or Dealer(s) from Whom
Purchased (Non-affiliates):
Citigroup

Sector or Industry:
Sector: Financials, Industry: Banks
Date of First Offering:
04-26-2016
Ratings:
S&P: BBB+, Fitch: A, Moodys: Baaa1
Maturity Date:
May 01, 2026
Coupon:
3.40%
Unit Price:
99.798% of the principal amount
Gross Underwriting Spread
$8,500,000
Gross Spread as a % of Price:
..425%
Yield:
3.298 as of 07/11/16
Yield to Maturity
3.031 as of 07/11/16
Principal Amount of Offering:
$2,000,000,000
Subordination Features:
None
Years of Continued Operation:
25+


The adviser attests that the commission, spread or
profit with respect to the transaction described is
reasonable and fair compared to the commissions,
spread or profit received by others in connection
with the underwritings of similar securities during
a comparable period of time.The adviser attests that
the Total Percentage Purchased by adviser including
all funds and private advisory accounts over which
adviser has investment discretion did not exceed 25%.
[If an eligible 144A offering,  must be less than
25% of the 144A offering plus any concurrent
public offering]    PLEASE INDICATE PERCENTAGE



0.13%

LIST EACH PARTICIPATING FUND
Percent of Offering
Purchased by Fund
Dollar Value of Offering
Purchased by Fund
Oakmark Equity & Income Fund
0.75%
$15,000,000.00
Total Purchased for Oakmark Funds
which Harris Associates L.P. manages
0.75%
$15,000,000.00
Total Percent Purchased by all Funds and
private advisory accounts over which
Harris Associates L.P. has investment
discretion.
0.75%
$15,000,000.00